Exhibit 99.1

PRESS RELEASE

UNITED COMMUNITY BANCORP DECLARES QUARTERLY CASH DIVIDEND

Lawrenceburg, Ind., February 8, 2018 - United Community Bancorp (the “Company”) (Nasdaq: UCBA) today announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share, payable on or about March 5, 2018, to stockholders of record as of the close of business on February 22, 2018.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

Contact:	United Community Bancorp

E.G. McLaughlin, President and Chief Executive Officer

(812) 537-4822